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                                                                    Exhibit 23


                         Consent of Ernst & Young LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated FBL Financial Group, Inc. 1996 Class A Common Stock Compensation Plan of our reports dated March 12, 1996, with respect to the consolidated financial statements and schedules of FBL Financial Group, Inc., as set forth in the Registration Statement Under Form S-1 effective July 18, 1996 and related prospectus dated July 19, 1996, both filed with the Securities and Exchange Commission.


Des Moines, Iowa
November 25, 1996